Exhibit 99.1

Amicus Therapeutics Appoints Simon Harford as Chief Financial Officer

-Daphne Quimi to Retire At Year End-

PHILADELPHIA, PA, August 21, 2023 – Amicus Therapeutics (Nasdaq: FOLD), a patient-dedicated global biotechnology company focused on developing and commercializing novel medicines for rare diseases, today announced that Simon Harford has been appointed Chief Financial Officer, effective immediately. Simon brings extensive financial leadership experience, having served in significant finance roles in two global pharmaceutical companies as well as most recently as a public company CFO in the biotechnology industry. Daphne Quimi has decided to retire and will remain an Amicus employee through the end of the year to ensure a smooth transition.

“The Board of Directors and I offer our gratitude and best wishes to Daphne, who has made a far-reaching and positive impact on the financial strength of our company and the lives of people living with rare diseases. For more than 15 years, she has led us through multiple significant chapters of our growth toward our vision to become a leading biotechnology company. We look forward to a seamless transition as we expect to achieve profitability in the second half of 2023 and thank Daphne for ensuring our success during that period,” said Bradley Campbell, President and Chief Executive Officer of Amicus Therapeutics. “We’re thrilled to have Simon join the Executive Team here at Amicus as our new Chief Financial Officer. His substantial financial experience and expertise across the healthcare industry will be a tremendous benefit to Amicus as we move into the next phase of our journey to profitability and continue our mission to bring innovative new therapies to those living with rare diseases.”

“The evolution of this company and its team over the past 15 years has been nothing short of extraordinary. It was my great honor to help develop its growth and build the foundation for its continued performance,” said Daphne Quimi. “I look forward to working with Simon to support our global operations on behalf of the rare disease community.”

“Amicus presents an ideal opportunity to join a winning team and serve alongside outstanding leadership,” said Simon Harford, Chief Financial Officer of Amicus Therapeutics. “With a unique positioning and strong commercial infrastructure, Amicus’ momentum is only increasing, and I look forward to bringing my expertise to support that trajectory.”

Mr. Harford brings extensive finance experience in the pharmaceutical and healthcare industry both in the U.S. and internationally. Simon most recently served as Chief Financial Officer of Boston-based biotech Albireo Pharma Inc., a rare pediatric liver disease company, until its sale to Ipsen. Previously he was Chief Financial Officer at PAREXEL International Corporation, a leading global clinical research organization, where he led the financial aspects of the transition from a public to a private equity owned company. Overall, Simon’s career in healthcare spans more than three decades including senior leadership positions in finance and investor relations at GlaxoSmithKline plc and Eli Lilly and Company.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-dedicated biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare diseases. With extraordinary patient focus, Amicus Therapeutics is committed to advancing and expanding a pipeline of cutting-edge, first- or best-in-class medicines for rare diseases. For more information please visit the company’s website at www.amicusrx.com, and follow on Twitter and LinkedIn.

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” "confidence," "encouraged," “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this press release are based on management's current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including that the Company will not be able to achieve non-GAAP profitability in 2023 or at any time. In addition, all forward-looking statements are subject to the other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2022. As a consequence, actual results may differ materially from those set forth in this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise this press release to reflect events or circumstances after the date hereof.

CONTACT:

Investors:

Amicus Therapeutics

Andrew Faughnan

Vice President, Investor Relations

afaughnan@amicusrx.com

+1 (609) 662-3809

Media:

Amicus Therapeutics

Diana Moore

Head of Global Corporate Communications

dmoore@amicusrx.com

+1 (609) 662-5079

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